                                 EXHIBIT 10.7

                               AIA DOCUMENT AIII
                          Standard Form of Agreement
                         Between Owner and Contractor
                      where the basis of payments is the
                          COST OF THE WORK PLUS A FEE
                  with or without a Guaranteed Maximum Price

                                 1987 EDITION

 THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES CONSULTATION WITH AN ATTORNEY
         IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

       The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference.
  Do not use with other general conditions unless this document is modified.

    This document has been approved and endorsed by The Associated General
                            Contractors of America.


                                   AGREEMENT

made of the 3rd day of December in the year of Nineteen Hundred and Ninety Six


                BETWEEN The Owner: Laboratory Specialists, Inc
                      (Name & Address) 113 Jarrell Drive
                        Belle Chasse, Louisiana  70037

          and the Contractor: Kerry O'Connor General Contractor, Inc.
                        (Name & Address) P. O. Box 2984
                           Gretna, Louisiana  70054

                   the Project is: Offices & Laboratory For
                 (Name & Address) Laboratory Specialists, Inc.
                              1101 Newton Street
                           Gretna, Louisiana  70053

           the Architect is: Frank E. Gerarve, Jr., Architect, Inc.
                  (Name & Address) 9108 Chretion Point Place
                         River Ridge, Louisiana 70123

              The Owner and Contractor agree as set forth below.

                                   ARTICLE 1
                                   ---------

                            THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to executions of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement: these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and superseded prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                   ARTICLE 2
                                   ---------

                           THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extend specifically indicated in the Contract Documents to be the responsibility of others, of as follows: N/A

                                   ARTICLE 3
                                   ---------

                          RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interest of the Owner: to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interest of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirement of the Contract Document.

                                   ARTICLE 4

                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above unless a difference date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

                            SAME AS AGREEMENT DATE.

Unless the date of commencement is established by a notice to proceed by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanics liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than 100 Calendar Days of Commencement.

   subject to adjustments of this Contract Time as provided in the Contract
                               Documents.   N/A


                                   ARTICLE 5
                                   ---------

                                 CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:


                        COST            399,611.00
                        CONTR. MKUP 10%  39,961.00
                                        ----------
                                        439,572.00

       * CONTRACTOR FEE WILL BE 10% OF ALL COST ASSOCIATED WITH PROJECT

5.2  GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed FOUR HUNDRED THIRTY NINE THOUSAND FIVE HUNDRED SEVENTY TWO AND NO/100 Dollars ($439,572.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price, Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

5.2.2. The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
                                     NONE


5.2.3. The amounts agreed to for unit prices, if any, are as follows:

                                      None

                                   ARTICLE 6
                                   ---------

                              CHANGES IN THE WORK

6.1  CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustment to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculation adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee) the terms "cost" and "fee" as used in clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5,7 and 8 of this Agreement Adjustment to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above reference provisions of the General Conditions shall mean the Cost of The Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.2   CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.

6.3   All CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extend of such changes is such, int eh aggregate, that application of the adjustments provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

                                   ARTICLE 7

                            COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.


7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes,insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included int he cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2  SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirement of the subcontracts.

7.1.3  COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETION
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work' and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacement, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3  Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred white traveling in discharge of duties connected with the Work.

7.1.5  MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use of similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 1.3.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirements by the Contract Documents; payments made in accordance with legal judgments against the contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6  OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner

7.2    EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2 provided such damage did not result from the fault or negligence of the contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor of the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extend that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor of material supplier.

                                   ARTICLE 8
                                   ---------

                          COSTS NOT TO BE REIMBURSED

8.1    The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office of offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3  Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraph 7.2.2 through 7.2.4 and paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damages, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7  Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                   ARTICLE 9
                                   ---------

                        DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that the can be accrued.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of Work.

                                  ARTICLE 10
                                  ----------

                       SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contact with anyone to whom the Contractor has reasonable objections.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that position of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner

                                  ARTICLE 11
                                  ----------

                              ACCOUNTING RECORDS

11.1 The contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                  ARTICLE 12
                                  ----------

                               PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the 20th day of a month, the Owner shall make payment to the Contractor not later than the 30th day of the month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than 10 days after the Architect received the Application for Payment.


12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of these payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided Subparagraph 12.5.4 if any, applicable to prior progress payments.

12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price amount the various portions of the Work, except that eh Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Application for Payment.

12.5.2 Applications for Payment shall show the percentage completions of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completions shall be the less of (1) the percentage of that portion of the Work which as actually been completed of (2) the percentage obtained by dividing (1) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provision of the Contract documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work amounts not in dispute may be included as provided in subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price property allocable to materials and equipment delivered and suitable stored at the site for subsequent incorporation int he Work or, if approved by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee, less retainage of NONE percent(%) The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4 Additional retainage, if any, shall be as follows: NONE


                                  ARTICLE 13
                                  ----------

                                 FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment;(2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and
(3) a final Certificate
for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contact documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate of Payment, with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If subsequent to final payment at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in paragraph 5.2 the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                  ARTICLE 14
                                  ----------

                           MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Interest rate agreed upon, if any) 1% ABOVE PRIME INTEREST RATE AT THAT TIME.

                                  ARTICLE  15
                                  -----------
                           TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may bee terminated by the Owner for cause as provided in Article 14 of the General Conditions, however,the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may bee terminated by the Owner for cause as provided in Article 14 of the General conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the cost of the Work to the date of termination at the rate stated in Paragraph 5.1 of, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ration to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase of rental at the elections of the Owner, for any equipment owned by the Contractor which the Owner selects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extend that the Owner elects to take legal assignments of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a conditions of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the propose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions: in such case, the Guaranteed Maximum Price, if any, shall be increased provided in Subparagraph 14.3.2 of the General conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit: shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                  ARTICLE 16
                                  ----------

                       ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement between Owner and Contractor, AIA Document AIIIm 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for construction, AIA Document A201, 1987 Edition.

16.1.3 The Supplementary and other Conditions of the Contract are those
contained in the Project Manual dated                , and are as follows:

                             Document Title Pages
                                      N/A


16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3 and are as follows:

                           Section      Title  Pages

                           ELECTRICAL SPECIFICATIONS

16.1.5 The Drawings are as follows, and are dated 7/16/96 & REVISED 10/17/96 unless a difference date is shown below:

                               Number Title Date
                                     A1-A4
                                     P1-P2
                                     M1-M2
                                     E1-E4
                                Total 12 Pages


16.1.6 The Addenda, if any, are as follows:

                               Number Date Pages
                                      N/A


16.1.7 Other Documents, if any, forming part of the contract Documents are as follows:

AND NOW COMES LABORATORY SPECIALISTS OF AMERICA, INC., WHO IS MADE A PARTY TO THIS CONTRACT AND IS BOUND WITH OWNER IS SOLIDO FOR THE FAITHFUL EXECUTION OF ALL THE OBLIGATIONS TO THE PERFORMED ON THE PART OF THE OWNERS.

                          /s/ARTHUR R. PETERSON, JR.
                    LABORATORY SPECIALIST OF AMERICA, INC.

This Agreement is entered into as of the date and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

                               OWNER CONTRACTOR

/s/ ARTHUR R. PETERSON, JR.                       /s/ KERRY O'CONNOR
        (Signature)                                   (Signature)


LABORATORY SPECIALISTS, INC.                         KERRY O'CONNOR
  ARTHUR R. PETERSON, JR.                       GENERAL CONTRACTOR, INC.
        (President)                                  KERRY O'CONNOR
  (Printed name and title)                            (President)
                                                (Printed name and title)